
                                                              EXHIBIT 2.3

     ====================================================================


                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                     METROMEDIA INTERNATIONAL GROUP, INC.,

                               SGC MERGER CORP.,

                                      and

                          THE SAMUEL GOLDWYN COMPANY


                         Dated as of January 31, 1996


     ====================================================================
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                               TABLE OF CONTENTS
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ARTICLE 1  THE MERGER........................................................  1

     Section 1.1    The Merger...............................................  1
     Section 1.2    Closing..................................................  1
     Section 1.3    Effective Time...........................................  2
     Section 1.4    Certificate of Incorporation and By-laws.................  2
     Section 1.5    Officers and Directors...................................  2

ARTICLE 2  EFFECT OF THE MERGER ON THE CAPITAL STOCK AND OPTIONS;
           EXCHANGE OF CERTIFICATE...........................................  3

     Section 2.1    Effect on Capital Stock of the Company and Options.......  3

                    (a)  Conversion of Shares of Company Common Stock........  3
                    (b)  Effect on Company Options...........................  4
                    (c)  Treasury Shares.....................................  4
                    (d)  Mergerco Common Stock...............................  4

     Section 2.2    Exchange of Certificates.................................  4

                    (a)  Exchange Agent......................................  4
                    (b)  Exchange Procedures.................................  5
                    (c)  Distributions with Respect to Unexchanged Shares....  6
                    (d)  Further Ownership Rights............................  6
                    (e)  No Fractional Shares................................  7
                    (f)  Termination of Exchange Fund........................  8
                    (g)  Withholding Rights..................................  8
                    (h)  No Liability........................................  8

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................  8

     Section 3.1    Representations and Warranties of the Company............  8

                    (a)  Organization, Standing and Corporate Power;
                         Subsidiaries........................................  8
                    (b)  Certificate of Incorporation and By-laws............  9
                    (c)  Capitalization...................................... 10
                    (d)  SEC Documents; Financial Statements................. 11
                    (e)  Authority........................................... 11
                    (f)  Compliance with Applicable Laws..................... 12
                    (g)  Government Approvals; Required Consents............. 12
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                                       i
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                   (h) Non-Contravention...................................  13
                   (i) Litigation..........................................  14
                   (j) Taxes and Related Tax Matters.......................  14
                   (k) Certain Agreements..................................  15
                   (l) Employee Benefits...................................  16
                   (m) Contracts...........................................  17
                   (n) Environmental Matters...............................  18
                   (o) Absence of Certain Changes or Events................  18
                   (p) Information Supplied................................  19
                   (q) Real Estate.........................................  19
                   (r) Intellectual Property...............................  21
                   (s) Investment Company Act..............................  22
                   (t) Brokers or Finders..................................  22
                   (u) Vote Required.......................................  22

     Section 3.2   Representations and Warranties
                   of Metromedia...........................................  22

                   (a) Organization, Standing and Corporate
                       Power; Subsidiaries.................................  23
                   (b) Certificate of Incorporation and
                       By-laws.............................................  23
                   (c) Capitilization......................................  24
                   (d) SEC Documents; Financial Statements.................  25
                   (e) Authority...........................................  25
                   (f) Compliance with Applicable Laws.....................  26
                   (g) Government Approvals; Required
                       Consents............................................  26
                   (h) Non-Contravention...................................  27
                   (i) Litigation..........................................  28
                   (j) Taxes and Related Tax Matters.......................  28
                   (k) Certain Agreements..................................  29
                   (l) Employee Benefits...................................  30
                   (m) Contracts...........................................  31
                   (n) Environmental Matters...............................  31
                   (o) Absence of Certain Changes or Events................  32
                   (p) Information Supplied................................  33
                   (q) Real Estate.........................................  33
                   (r) Intellectual Property...............................  34
                   (s) Investment Company Act..............................  35
                   (t) Brokers or Finders..................................  35

  ARTICLE 4 COVENANTS......................................................  35

     Section 4.1   Mutual Covenants of Metromedia and the Company..........  35

                   (a) Confidentiality.....................................  35
                   (b) Publicity...........................................  36
                   (c) Preparation of the Proxy Statement and
                       the Registration Statement..........................  36
                   (d) Satisfaction of Conditions..........................  37
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                                      ii


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                    (e)  Other Actions...................................    37
                    (f)  Advice of Changes; SEC Documents................    37
                    (g)  Compliance with Laws............................    38

     Section 4.2   Covenants of the Company..............................    39

                    (a)  Access to Information...........................    39
                    (b)  Ordinary Course.................................    39
                    (c)  Meetings; Fiduciary Duties......................    41
                    (d)  No Solicitation.................................    42
                    (e)  Affiliates......................................    43
                    (f)  Tax Returns.....................................    43

     Section 4.3   Covenants to Metromedia...............................    43

                    (a)  Access to Information...........................    44
                    (b)  Listing.........................................    44
                    (c)  Meeting.........................................    44
                    (d)  S-3; S-8........................................    44
                    (e)  Directors' & Officers' Indemnification and
                         Insurance.......................................    44
                    (f)  Tax Returns.....................................    46
                    (g)  Interim Financing...............................    46
                    (h)  Production and Development......................    46

ARTICLE 5  CONDITIONS PRECEDENT..........................................    47

     Section 5.1   Conditions to the Obligations of Metromedia and the
                   Company to Effect the Merger..........................    47

                    (a)  Stockholder Approval............................    47
                    (b)  Registration Statement..........................    47
                    (c)  Blue Sky Laws...................................    47
                    (d)  Listing.........................................    47
                    (e)  No Injunctions or Restraints....................    47
                    (f)  HSR Act.........................................    48
                    (g)  Governmental and Regulatory Consents............    48
                    (h)  The Company Required Consents...................    48
                    (i)  Metromedia Required Consents....................    48
                    (j)  Employment Agreement............................    48
                    (k)  Credit Agreement................................    48
                    (l)  Interim Financing...............................    49

     Section 5.2   Conditions to the Obligations of Metromedia...........    49

                    (a)  Accuracy of Representations and Warranties......    49
                    (b)  Performance of Agreements.......................    49
                    (c)  No Material Adverse Change......................    49
                    (d)  Opinions of Counsel.............................    49
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                                      iii
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                    (e)  Fairness Opinions...............................    49
                    (f)  Affiliate Letters...............................    50
                    (g)  Distribution Agreement..........................    50
                    (h)  Trademark License...............................    50
                    (i)  Option Agreement................................    50
                    (j)  Certain Agreement...............................    50
                    (k)  Certain Assets..................................    50

     Section 5.3    Conditions to the Obligations of the Company.........    50

                    (a)  Accuracy of Representations and Warranties......    51
                    (b)  Performance of Agreements.......................    51
                    (c)  Fairness Opinion................................    51
                    (d)  No Material Adverse Change......................    51
                    (e)  Legal Opinions..................................    51
                    (f)  Forms S-3 and S-8...............................    52

ARTICLE 6   TERMINATION AND AMENDMENT....................................    52

     Section 6.1    Termination..........................................    52
     Section 6.2    Effect of Termination................................    53

ARTICLE 7   GENERAL PROVISIONS...........................................    53

     Section 7.1    Certain Definitions..................................    53
     Section 7.2    Notices..............................................    55
     Section 7.3    Interpretation.......................................    56
     Section 7.4    Waivers and Amendments...............................    56
     Section 7.5    Expenses and Other Payments..........................    56
     Section 7.6    Assignment...........................................    58
     Section 7.7    Entire Agreement; No Third Party Beneficiaries.......    58
     Section 7.8    Representations and Warranties.......................    58
     Section 7.9    Governing Law........................................    58
     Section 7.10   Counterparts.........................................    58

EXHIBITS
--------

Exhibit A --        Voting Agreement

Exhibit B --        [Intentionally Omitted]

Exhibit C --        [Intentionally Omitted]

Exhibit D --        Form of Opinion of Rosenfeld, Meyer & Susman, L.L.P.

Exhibit E --        Distribution Agreement

                                      iv
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Exhibit F --        Trademark License Agreement

Exhibit G --        Option Agreement

Exhibit H --        Form of Opinion of Paul, Weiss, Rifkind,
                    Wharton & Garrison

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     AGREEMENT AND PLAN OF MERGER, dated as of January 31, 1996, between METROMEDIA INTERNATIONAL GROUP, INC., a Delaware corporation ("Metromedia"), SGC MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of Metromedia ("SGC Mergerco"), and THE SAMUEL GOLDWYN COMPANY, a Delaware corporation ("the Company").

     WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company has agreed that at the Effective Time (as hereinafter defined) SGC Mergerco will merge with and into the Company ("the Merger") and the stockholders of the Company will receive shares of Metromedia in the manner provided in Section 2; and

     WHEREAS, Metromedia and the Company wish to make certain representations, warranties and agreements in connection with the Merger and also prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions set
                 ----------
forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), SGC Mergerco shall be merged with and into the Company at the Effective Time. Upon and after the Effective Time, the separate corporate existence of SGC Mergerco shall cease and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation"). In accordance with the DGCL, all of the rights, privileges, powers, immunities, purposes and franchises of SGC Mergerco and the Company shall vest in the Surviving Corporation and all of the debts, liabilities, obligations and duties of SGC Mergerco and the Company shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

     Section 1.2 Closing. The closing of the Merger (the "Closing") will take
                 -------
place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison at 10:00 a.m. on a Business Day (as hereinafter defined) mutually agreed to by

Metromedia and the Company prior to the Termination Date (as hereinafter defined) following the satisfaction or waiver by the party entitled to the benefit of such condition of each of the conditions set forth in Article 5 or at such other place, time and date as Metromedia and the Company may agree. The time and date upon which the Closing occurs is referred to herein as the "Closing Date."

     Section 1.3  Effective Time.  On the Closing Date (or on such other date
                  --------------
as Metromedia and the Company may agree), SGC Mergerco and the Company shall cause a Certificate of Merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as is specified in the Certificate of Merger (the "Effective Time").

     Section 1.4  Certificate of Incorporation and By-laws. The Certificate of
                  -----------------------------------------
Incorporation of SGC Mergerco shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law except that Section 1 of the Certificate of Incorporation of SGC Mergerco shall be amended and restated in its entirely as follows: "1. The name of the Corporation is "GOLDWYN ENTERTAINMENT COMPANY (the "Corporation")" or such section shall be amended to reflect the change to such other name as the parties may agree. The By-laws of SGC Mergerco shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     Section 1.5  Officers and Directors.
                  ----------------------

          (a) The directors of SGC Mergerco at the Effective Time shall be the directors of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

          (b) The officers of the Surviving Corporation at the Effective Time shall consist of the individuals designated at the Effective Time by Metromedia and the Company and they shall hold office until their respective successors are duly elected or appointed and qualified or until the their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

                                   ARTICLE 2

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                     AND OPTIONS; EXCHANGE OF CERTIFICATE

     Section 2.1 Effect on Capital Stock of the Company and Options. At the
                 --------------------------------------------------
Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a)  Conversion of Shares of Company Common Stock. Each issued and
               --------------------------------------------
outstanding share of Common Stock, par value $.20 per share, of the Company (the "Company Common Stock") shall be converted into the right to receive the Merger Consideration (as defined herein). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest. The term "Merger Consideration" shall mean, for each share of Company Common Stock, a number of fully paid and nonassessable shares of Common Stock, par value $1.00 per share, of Metromedia (the "Metromedia Common Stock") equal to a fraction (rounded to the fourth decimal point) (the "Exchange Ratio"), the numerator of which is 5 and the denominator of which is the average of the last sale prices for the Metromedia Common Stock as reported on the American Stock Exchange ("AMEX") for the last 20 consecutive trading days ending on the date (the "Determination Date") which is five business days prior to the Metromedia Stockholders' Meeting (as defined in Section 4.3(c) hereof) including both the day of the Metromedia Stockholders' Meeting and the day of the Determination Date in such determination (the "Average Closing Price"); provided, that, if the Average
                                             --------  ----
Closing Price is below $12.50 it shall be deemed to be $12.50 and if the Average Closing Price is greater than $16.50, it shall be deemed to be $16.50. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Metromedia Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

               (b)  Effect on Company Options. At the Effective Time, each
                    -------------------------
holder of an issued and outstanding option exercisable for shares of Company Common Stock ("Company Options") will receive, by virtue of the Merger and without any action on the part of the holder thereof, options exercisable for shares of Metromedia Common Stock with the same terms and conditions as Company Options immediately prior to the Effective Time except that (i) the exercise price and the number of shares issuable upon exercise shall be divided and multiplied, respectively, by the Exchange Ratio and (ii) all Company Options will become immediately exercisable in accordance with their terms.

               (c)  Treasury Shares. Each share of Company Common Stock held
                    ---------------
in treasury by the Company immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist, without any conversation thereof.

               (d)  Mergerco Common Stock. Each then issued outstanding share of
                    ---------------------
Common Stock, par value $.01 per share ("Mergerco Common Stock"), of SGC Mergerco shall be converted into one fully paid and non-assessable share of Common Stock, par value $.20 per share of the Surviving Corporation.


          Section 2.2  Exchange of Certificates.
                       ------------------------

               (a)  Exchange Agent. Prior to the Effective Time, Metromedia
                    --------------
shall appoint Chemical/Mellon Shareholder Services to act as exchange agent in the Merger (the "Exchange Agent") for purposes of effecting the exchange for the Merger Consideration. At the Effective Time, Metromedia shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article 2, through the Exchange Agent, certificates representing a number of shares of Metromedia Common Stock equal to the product (rounded down to the nearest whole number) of the Exchange Ratio multiplied by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time. For purposes of this Agreement, shares of Metromedia Common Stock, together with any dividends or distributions with respect thereto, are hereinafter referred to as the "Exchange Fund" and such shares of Metromedia Common Stock, are hereinafter collectively referred to as the "Merger Securities." The Exchange Agent shall deliver the Merger Securities out of the Exchange Fund as directed by Metromedia.

               (b)  Exchange Procedures.  As soon as reasonably practicable
                    -------------------
after the Effective Time, Metromedia shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock (collectively, the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Metromedia may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Securities comprising the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as reasonably may be required by the Exchange Agent, and acceptance thereof by the Exchange Agent, each holder of a Certificate shall be entitled to receive in exchange therefor certificates representing the Merger Securities comprising the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article 2, and the Certificate so surrendered shall forth-with be canceled. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the books and records of the Company or its transfer agent of Certificates and if such Certificates are presented to the Company for transfer, they shall be canceled against delivery of certificates representing the Merger Securities comprising the Merger Consideration as herein provided. If any certificates for Merger Securities are to be issued in a name other than that in which the Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed, with the signature guaranteed, or otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing such Merger Securities in the name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender certificates representing the Merger Securities to which such holder is entitled and cash and other dividends, distributions or payments as contemplated by this Section 2.2. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder thereof, the certificates representing the shares of Metromedia Common Stock issued in exchange therefor, as well as, (x) at the time of such surrender (or as soon thereafter as the cash from the sale of Company Excess Shares (as hereinafter defined) is obtained by the Exchange Agent), the amount of any cash payable in lieu of a fractional share of Metromedia Common Stock to which such holder is entitled pursuant to Section 2.2(e), (y) at the time of such surrender, the amount of dividends or other distributions or payments with a record date after the Effective Time theretofore paid with respect to such shares of Metromedia Common Stock, and (z) at the appropriate payment date, the amount of dividends or other distributions or payments with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Metromedia Common Stock. In no event shall Persons entitled to receive such dividends, distributions or payments be entitled to receive any interest thereon.

               (c)  Distributions with Respect to Unexchanged Shares. No
                    ------------------------------------------------
dividends or other distributions or payments declared or made after the Effective Time with respect to Metromedia Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, with respect to the shares of Metromedia Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of record of such Certificate shall surrender such Certificate.

               (d)  Further Ownership Rights. The Merger Securities comprising
                    ------------------------
the Merger Consideration issued upon the surrender for exchange of Certificates in accordance with the terms of this Article 2, together with any dividends, distributions or payments contemplated by Section 2.2(b) and any cash in lieu of fractional shares as contemplated by Section 2.2(e), shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 2.

               (e)  No Fractional Shares.
                    --------------------

                    (i) No certificates or scrip evidencing fractional shares of Metromedia Common Stock shall be issued upon the surrender for exchange of the Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation.

                    (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Metromedia Common Stock in the Exchange Fund over (y) the aggregate number of full shares of Metromedia Common Stock to be distributed to holders of the Company Common Stock pursuant to Section 2.2(a)(such excess being herein called the "Company Excess Securities"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of Metromedia Common Stock, shall sell the Company Excess Shares at then prevailing prices in the manner provided in paragraph (iii) of this Section.

                    (iii) The sale of the Company Excess Securities by the Exchange Agent shall be executed on the principal national securities exchange on which the shares of Metromedia Common Stock are listed or, if such securities are not listed, on the National Association of Securities Dealers, Inc. Automated Quotation Systems ("NASDAQ") and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the former stockholders of the Company, the Exchange Agent will hold such proceeds in trust for the former stockholders of the Company (the "Company Securities Trust"). Metromedia shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of Company Excess Securities out of the Company Securities Trust. The Exchange Agent shall determine the portion of the Company Securities Trust to which each former stockholder of the Company shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Company Securities Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former stockholder of the Company is entitled and the denominator of which is the aggregate amount of fractional share interests to which all are entitled.

                    (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to former stockholders of the Company in lieu of any fractional interests, the Exchange Agent shall make available such amounts to such former stockholders of the Company.

               (f)  Termination of Exchange Fund. Any portion of the Exchange
                    ----------------------------
Fund and the Company Securities Trust, which remains undistributed to the former stockholders of the Company for six months after the Effective Time shall be delivered to Metromedia, upon demand, and any former stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Metromedia for payment of their claim for any Merger Consideration and any dividends or distributions or other payments with respect to Company Common Stock.

               (g)  Withholding Rights. Metromedia or the Exchange Agent shall
                    ------------------
be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Metromedia or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Metromedia or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

               (h)  No Liability. None of Metromedia, the Company, SGC Mergerco
                    ------------
or the Exchange Agent shall be liable to any Person in respect of any Merger Securities comprising the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Section 3.1 Representations and Warranties of the Company. The Company
                      ---------------------------------------------
represents and warrants to Metromedia as follows:

               (a)  Organization, Standing and Corporate Power; Subsidiaries.
                    --------------------------------------------------------
Each of the Company and its Subsidiaries (as hereinafter defined) is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect (as hereinafter defined) with respect to the Company. Except as set forth in Section 3.1(a) of the disclosure schedule delivered to Metromedia by the Company on or prior to the date hereof (the "Company Disclosure Schedule"), the Company SEC Documents (as hereinafter defined) set forth a true and complete list of all of Company's Significant Subsidiaries (as hereinafter defined), including (x) the jurisdiction of incorporation or organization of each such Subsidiary and (y) the percentage of each such Subsidiary's outstanding capital stock or other ownership interest owned by the Company and/or another Subsidiary of the Company, as the case may be, if less than 100%. All of the outstanding shares of capital stock or other ownership interests in each of the Significant Subsidiaries of the Company are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 3.1(a) of the Company Disclosure Schedule, are owned (of record and beneficially by the Company and/or by another Subsidiary of the Company), as the case may be, free and clear of all pledges, claims, options, rights of first refusal, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and not subject to preemptive rights created by statute, such Subsidiary's respective Certificate of Incorporation or By-laws or equivalent organizational documents or any agreement to which such Subsidiary is a party or by which such Subsidiary is bound. Other than as set forth in Section 3.1(a) of the Company Disclosure Schedule, the Company does not directly or indirectly own any material equity interest in any Person.

          (b)  Certificate of Incorporation and By-laws.  Complete and correct
               ----------------------------------------
copies of the Certificate of Incorporation and By-laws or equivalent organizational documents, each as amended to date, of the Company and each of its Significant Subsidiaries shall have been delivered to Metromedia on or prior to the date hereof. The Certificates of Incorporation, By-laws and equivalent organizational documents of the Company and each of its Significant Subsidiaries are in full force and effect. Neither the Company nor any of its Significant Subsidiaries is in violation of any material provision of its Certificate of Incorporation, By-laws or equivalent organizational documents.

               (c)  Capitalization.  As of January 15, 1996, the authorized
                    --------------
capital stock of the Company consists of: (i) 15,000,000 shares of Company Common Stock of which, (A) 8,489,226 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, (B) 43,448 shares are held in the treasury of the Company, (C) 1,590,667 shares are reserved for future issuance for the exercise of stock options with a term, exercise price, vesting schedule and other material terms set forth separately for each of the Company's stock option plans in Section 3.1(c) of the Company Disclosure Schedule and (ii) 3,000,000 shares of Preferred Stock, par value $.20 per share (the "Company Preferred Stock"), none of which are issued and outstanding. Except as described in this Section 3.1(c) or in Section 3.1(c) of the Company Disclosure Schedule, no shares of the capital stock or other equity securities of the Company are authorized, issued or outstanding, or reserved for any other purpose, and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character (including, without limitation, obligations to issue shares as the deferred purchase price for acquisitions of stock or assets of third parties) to which the Company or any of its Subsidiaries is a party relating to the issued or unissued capital stock or other equity securities or ownership interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, issue or sell any shares of capital stock or other equity securities or ownership interests of the Company or any of its Subsidiaries, by sale, lease, license or otherwise. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote with the stockholders of the Company on any matter. Other than as contemplated by this Agreement or as set forth in Section 3.1(c) of the Company Disclosure Schedule, there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock or other equity securities or ownership interests of the Company or any of its Subsidiaries. Since January 15, 1996, the Company has not (i) issued any shares of its capital stock (except pursuant to the exercise of then outstanding options in accordance with their terms) or options, warrants or other securities convertible into shares of its capital stock, or (ii) repurchased any shares of its capital stock.

               (d)  SEC Documents; Financial Statements. The Company has made
                    -----------------------------------
available to Metromedia a true and complete copy of each form, report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since September 30, 1993 (as such documents have since the time of their filing been amended or supplemented, the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, the Company SEC Documents (other than preliminary material) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents, as such documents have been amended to date (including all financial statements included therein and exhibits and schedules thereto and documents incorporated by reference therein), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents (as such documents may have been amended to date) comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by Exchange Act Form 10-Q) and fairly present (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments that, individually and in the aggregate, were not material) the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Section 3.1(d) of the Company Disclosure Schedule contains a description (specifying obligation, obligee and amount) of all Debt (as defined in Section 7.1) of the Company and its Subsidiaries as of the date hereof.

               (e)  Authority. The Company has all requisite corporate power and
                    ---------
authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the approval of this Agreement by the stockholders of the Company. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the approval of this Agreement by the stockholders of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, in the case of the Merger, to the approval of this Agreement by the stockholders of the Company.

               (f)  Compliance with Applicable Laws. The Company and its
                    -------------------------------
Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (as hereinafter defined) that are necessary to the operation of the businesses of the Company and its Subsidiaries taken as a whole (the "Company Permits") except as would not have a Material Adverse Effect with respect to the Company. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where any such failure so to comply would not have a Material Adverse Effect with respect to the Company. Except as would not have a Material Adverse Effect with respect to the Company, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same that would, in any such case, have a Material Adverse Effect with respect to the Company.

               (g)  Government Approvals; Required Consents.
                    ---------------------------------------

                    (i) No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity on the part of the Company is required in connection with the execution or delivery by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with the provisions hereof, other than (A) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (B) filings with the SEC and any applicable national securities exchange, (C) filings under state securities or "Blue Sky" laws, (D) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and (E) as otherwise set forth in Section 3.1(g)(i) of the Company Disclosure Schedule or as would not cause a Material Adverse Effect with respect to the Company (any such consents, approvals, authorizations, declarations, filings or notices specified in clauses (A) through (E) being referred to as "Company Governmental Approvals").

                    (ii) No consent, approval or action of, or filing with, or notice to, any Person (other than a Governmental Entity) shall be required in connection with the execution or delivery by the Company of this Agreement, consummation by the Company of the transactions contemplated hereby or compliance by the Company with the provisions hereof, other than as set forth in Section 3.1(g)(ii) of the Company Disclosure Schedule (the "Company Required Consents") and other than consents, approvals, actions, filings or notices which would not have a Material Adverse Effect with respect to the Company.


               (h)  Non-Contravention. The execution and delivery of this
                    -----------------
Agreement by the Company do not, and the consummation of the transactions contemplated hereby and compliance by the Company with the provisions hereof will not, (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-laws or equivalent organizational documents, in each case as amended and/or restated, of the Company or any of its Subsidiaries; (ii) except as set forth in Section 3.1(h)(ii) of the Company Disclosure Schedule, if the Company Required Consents are obtained, result in any violation or breach of, or result in a modification of the effect of, or constitute (with or without notice or lapse of time or both) a default under or give rise to any right of termination, cancellation or acceleration under, any contract, agreement, indenture, note, bond, loan, mortgage, lease, instrument, license, permit, concession, franchise, commitment or other binding arrangement (collectively, "Contracts") to which the Company or any of its Subsidiaries is a party or by or to which any of them or any of their properties may be bound or subject, or result in the creation of any Lien upon the properties of the Company or any of its Subsidiaries in each case pursuant to the terms of any such Contract; (iii) if the Company Governmental Approvals are obtained, result in any violation of any law, statute, regulation, order, writ, judgment or decree of any Governmental Entity applicable to the Company; or (iv) if the Company Governmental Approvals and the Company Required Consents are obtained, result in the violation, revocation or suspension of any Company Permit, other than with respect to clauses (ii) through (iv) above, any such violations, breaches, modifications, defaults, terminations, cancellations, accelerations, Liens, revocations or suspensions that, individually and in the aggregate, would not have a Material Adverse Effect with respect to the Company.

               (i)  Litigation. As of the date of this Agreement and as of the
                    ----------
Closing Date, except as disclosed in the Company SEC Documents or in Section 3.1(i) of the Company Disclosure Schedule, there is no suit, action or proceeding pending, or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company that, individually or in the aggregate with any other such suits, actions or proceedings, would have a Material Adverse Effect with respect to the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of the Company that, individually or in the aggregate, would have a Material Adverse Effect with respect to the Company.

               (j)  Taxes and Related Tax Matters.
                    -----------------------------

                    (i) Other than Taxes and Tax Sharing Agreement Amounts (as each term is hereinafter defined) that individually and in the aggregate are not material all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, (hereinafter "Taxes" or, individually, a "Tax") required to be paid on or before the date hereof by or with respect to the Company and its Subsidiaries (or any of them), including amounts, other than amounts being contested in good faith, required to be paid on or before the date hereof with respect to Taxes as a result of any tax sharing agreement or similar arrangement ("Tax Sharing Agreement Amounts") of the Company and its Subsidiaries (or any of them), have been timely paid, except with respect to Taxes and Tax Sharing Agreement Amounts for which the failure to pay would not have a Material Adverse Effect with respect to the Company.

                    (ii) All material returns and reports required to be filed by or with respect to the Company and its Subsidiaries (or any of them) with respect to Taxes (hereinafter "Tax Returns" or, individually, a "Tax Return") on or before the date hereof have been timely filed. No penalties or other charges in a material amount are or will become due with respect to the late filing of any Tax Return of the Company or any of its Subsidiaries or payment of any Tax of the Company or any of its Subsidiaries, required to be filed or paid on or before the date hereof.

               (iii) With respect to all Tax Returns filed by or with respect to the Company and any of its Subsidiaries, (A) Section 3.1(j) of the Company Disclosure Schedule sets forth the periods for which the statute of limitations for the assessment of federal Taxes have expired; (B) except as set forth in
Section 3.1(j) of the Company Disclosure Schedule, no audit is in progress and no extension of time has been executed with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement has been executed for the extension of time for the assessment or payment of any Tax; and (C) except as set forth in Section 3.1(j) of the Company Disclosure Schedule, there is no material unassessed deficiency proposed or threatened against the Company or any of its Subsidiaries.

               (iv) Except as set forth in Section 3.1(j) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has been or is a party to any tax sharing agreement or similar arrangement.

               (v) Section 3.1(j) of the Company Disclosure Schedule identifies (i) the common parent of each group of affiliated corporations that filed a consolidated federal income tax return, and the period to which such returns related, that included the Company or any of its Significant Subsidiaries since 1992, and (ii) all material Tax liabilities, of which the Company has knowledge, that have been asserted by the Internal Revenue Service (the "IRS") with respect to any such return and all claims with respect to Taxes in a material amount that have been asserted against the Company under any tax sharing agreement to which it is a party.

          (k)  Certain Agreements. Except as set forth in Section 3.1(k) and/or
               ------------------
Section 3.1(l) of the Company Disclosure Schedule, and except for this Agreement, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any executive officer or other key employee of the Company or any Subsidiary of the Company the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, or agreement with respect to any executive officer of the Company providing any term of employment or compensation guarantee extending for a period longer than three years after the Closing Date and for the payment of in excess of $200,000 per annum or (ii) plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Section 3.1(k) of the Company Disclosure Schedule sets forth a schedule of assets (other than immaterial assets with a value less than $25,000) of Samuel Goldwyn Productions, Inc. ("SG Productions") and Nightlife Productions, Inc. ("Nightlife").

               (l)  Employee Benefits.
                    -----------------

                    (i) Except as set forth in Section 3.1(l) of the Company Disclosure Schedule, there are no United States or foreign employee benefit plans or arrangements (collectively, the "Company Benefit Plans") of any type (including, without limitation, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), under which the Company or any corporation, person or trade or business which is a member of a group which is under common control with the Company within the meaning of Sections 414(b)-(o) of the Code and, if applicable, Sections 4001(a) (14) and
(b) of ERISA (an "ERISA Affiliate") has incurred any unsatisfied material liability or could reasonably be expected in the future to incur any direct or indirect, actual or contingent material liability (including, without limitation, any liability that might arise indirectly under Section 414 of the Code or Section 4069 of ERISA).

                    (ii) With respect to each Company Benefit Plan, the Company will deliver or make available on or prior to the date hereof to Metromedia complete and accurate copies (where applicable) of: (A) all plan texts and agreements; (B) all material employee communications regarding an the Company Benefit Plan not embodied in plan texts and agreements that could materially affect the liabilities of the Company or its Subsidiaries with respect to such plan; (C) the most recent annual report; (D) the most recent annual and periodic accounting of plan assets; (E) the most recent determination letter received from the IRS; and (F) the most recent actuarial valuation.

                    (iii) No event has occurred or might reasonably be expected to occur as a result of which any Company Benefit Plan or the Company or any of its ERISA Affiliates could, directly or indirectly (whether through a commonly controlled entity under Code Section 414 or otherwise), incur material liability for failure to comply with the applicable requirements of Title IV of ERISA, section 302 of ERISA, sections 412, 420, 4971 or 4975 of the Code, the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and corresponding or similar provisions of foreign laws or regulations, other than routine claims for benefits in accordance with the terms of such plan except as would not have a Material Adverse Effect with respect to the Company.

                    (iv) Each Company Benefit Plan has been operated in all respects in accordance with its terms and with the requirements of applicable law and regulations except to the extent any such operation would not have a Material Adverse Effect with respect to the Company.

                    (v) With respect to each Company Benefit Plan that is a defined benefit pension plan, since the most recent financial statements of the Company there has been no material increase in such plan's liabilities other than the accrual of benefits in the ordinary course and in accordance with the terms of such plan.

                    (vi) Except as set forth in Section 3.1(1) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, with respect to employees or former employees of the Company or any of its ERISA Affiliates: (A) entitle any individual to severance pay; (B) accelerate the time of payment or vesting of, increase the amount of, or satisfy a condition to the compensation due to any individual; and (C) result in the payment of an amount that would, individually or in combination with any other such payment, constitute an "excess parachute payment" under Code section 280G(b)(1).

               (m)  Contracts. There is (i) no contract, agreement or
                    ---------
understanding required to be described in or filed as an exhibit to any Company SEC Document that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be and (ii) except as described in Section 3.1(m) of the Company Disclosure Schedule, no output agreement, material license agreement or contract providing for the payment by the Company of more than $100,000 per annum or $500,000 in the aggregate. All such contracts, agreements and understanding are valid and binding and are in full force and effect and enforceable in accordance with their respective terms other than contracts, agreements or understandings which are by their terms no longer in force or effect. Except for the Company Required Consents and except to the extent any of the following would not have a Material Adverse Effect with respect to the Company, (i) no approval or consent of, or notice to, any

Person is needed in order that such contract, agreement or understanding shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement, and (ii) the Company is not in violation of breach of or default under any such contract, agreement or understanding nor to the Company's knowledge is any other party to any such contract, agreement or understanding.

               (n)  Environmental Matters.  Except as set forth in Section
                    ---------------------
3.1(n) of the Company Disclosure Schedule, (i) the Company and each of its Subsidiaries has obtained and is in material compliance with the terms and conditions of all permits, licenses and other authorizations required under applicable federal, state, local and foreign laws, regulations and codes as currently in effect relating to pollution and protection of the environment ("Environmental Laws"); (ii) no asbestos in a friable condition or equipment containing polychlorinated biphenyls or leaking underground or above-ground storage tanks is contained in or located at any facility owned, leased or controlled by the Company or any of its Subsidiaries; (iii) the Company and each of its Subsidiaries is in material compliance with all applicable Environmental Laws, and has fully disclosed all known material past and present non-compliance with Environmental Laws, and all known past discharges, omissions, leaking or releases known to the Company of any substance or waste regulated under or defined by Environmental Laws that could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; and (iv) neither the Company nor any of its Subsidiaries has received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that have resulted in or threaten to result in any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; provided, however, that clauses (i) through (iv) address only those matters that would have a Material Adverse Effect with respect to the Company.

               (o)  Absence of Certain Changes or Events.  Except as disclosed
                    ------------------------------------
in the Company SEC Documents, or except as contemplated by this Agreement, since December 31, 1995, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course, and, as of the date of this Agreement, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock; (ii) any return of any capital or other distribution of assets to stockholders of the Company; (iii) any material investment by the Company or any of its Subsidiaries either by the purchase of any property or assets or by any acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof; (iv) any sale, disposition, license or other transfer of assets or properties of the Company or its Subsidiaries (other than the license of product in the ordinary course of business); (v) any incurrence or guarantee of any Debt other than in the ordinary course of business consistent with past practices; or (vi) any change, occurrence or circumstance of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had or would have a Material Adverse Effect with respect to the Company.

               (p)  Information Supplied. None of the information supplied or to
                    --------------------
be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Metromedia in connection with the issuance of the Merger Securities (collectively, the "Registration Statement") and (ii) the joint proxy statement (the "Proxy Statement") to be filed with the SEC by Metromedia and the Company in connection with the Metromedia Stockholders' Meeting and the Company Stockholders' Meeting (as hereinafter defined) will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act or at the time the Proxy Statement is mailed to the Company's stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (q)  Real Estate.
                    -----------

                    (i)  Ownership of Premises. The Company or one of its
                         ---------------------
Subsidiaries is the owner of good and insurable fee title to the land described on Section 3.1(q)(i) of the Company Disclosure Schedule and to all of the buildings, structures and other improvements located thereon (collectively, the "Company Owned Real Property") free and clear of all Title Defects (as hereinafter defined) except as would not have a Material Adverse Effect with respect to the Company. The Company Owned Real Property constitutes all of the real property owned by the Company and its Subsidiaries on the date hereof. As used in this Agreement, "Title Defects" shall mean and include any mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation whatsoever.

                    (ii) Leased Properties. Section 3.1(q)(ii) of the Company
                         -----------------
Disclosure Schedule sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements (collectively, the "Company Real Property Leases") under which the Company or any Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property (the land, buildings and other improvements covered by the Company Real Property Leases being herein called the "Company Leased Real Property"), which
Section 3.1(q)(ii) of the Company Disclosure Schedule sets forth the date of and parties to each Company Real Property Lease, the date of and parties to each amendment, modification and supplement thereto, the term and renewal terms (whether or not exercised) thereof and a brief description of the Company Leased Real Property covered thereby. The Company has heretofore delivered to or made available true, correct and complete copies of all Company Real Property Leases (including all modifications, amendments and supplements). Each Company Real Property Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by the Company or a Subsidiary as tenant thereunder are current, no notice of default or termination under any Company Real Property Lease is outstanding, no termination event or condition or uncured default on the part of the Company or the applicable Subsidiary or, to the Company's or the applicable Subsidiary's knowledge, the landlord, exists under any Company Real Property Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition, which, when considered individually or in the aggregate with all such other Company Real Property Leases under which there is such an event or condition has or will have a Material Adverse Effect with respect to the Company. Except as set forth on
Section 3.1(q)(ii) of the Company Disclosure Schedule, to the Company's or the applicable Subsidiaries' knowledge, no landlord under any Company Real Property Lease has notified the Company or the applicable Subsidiary that it does not intend to renew any such lease following the expiration of its term. Except as does not have a Material Adverse Effect with respect to the Company, the Company or a Subsidiary, whichever is applicable, holds the leasehold estate under and interest in each Company Real Property Lease free and clear of all Title Defects. The Company and its Subsidiaries have no ownership, financial or other interest in the landlord under any Company Real Property Lease.

                    (iii) Entire Premises; Condition. All of the land,
                          --------------------------
buildings, structures and other improvements used by the Company and its Subsidiaries in the conduct of their business are included in the Company Owned Real Property and the Company Leased Real Property. The facilities, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property material to the business of the Company located on the Company Owned Real Property and the Company Leased Real Property including, without limitation, the improvements on such property and the utility systems serving such properties (collectively, the "Tangible Property") are in good operating condition and repair, subject to ordinary wear and tear, and are suitable for their intended use. During the past three years there has not been any significant interruption of the operations of the Company due to inadequate maintenance of the Tangible Property or otherwise.

               (r)  Intellectual Property.
                    ---------------------

          Section 3.1(r) of the Company Disclosure Schedule sets forth a list of all of the Company's and its Subsidiaries' registered trademarks and registered copyrights, all applications for any of the foregoing and all permits, grants and licenses or other rights running to the Company and any of its Subsidiaries relating to any of the foregoing that are material to the business of the Company and its Subsidiaries taken as a whole. Except as set forth on Section 3.1(r) of the Company Disclosure Schedule, (i) the Company or one of its Subsidiaries own, or are licensed to, or otherwise have, the right to use all registered trademarks and copyrights set forth on Section 3.1(r) of the Company Disclosure Schedule, and (ii) the Company's rights in the property set forth on such list are free and clear of any liens or other encumbrances and the Company and its Subsidiaries have not received written notice of any adversely-held copyright or trademark of any other person, or notice of any charge or claim of any person relating to such intellectual property or any process or confidential information of the Company and its Subsidiaries and to the Company's knowledge there is no basis for any such charge or claim, and
(iii) the Company, its Subsidiaries and their respective predecessors, if any, have not conducted business at any time during the period beginning five years prior to the date hereof under any corporate or partnership, trade or fictitious names other than their current corporate or partnership names, except in the case of clauses (i), (ii) and (iii) above, any of the foregoing which do not and will not have an Material Adverse Effect with respect to the Company.

               (s)  Investment Company Act. The Company and each of its
                    ----------------------
Subsidiaries either (i) is not an "investment company," or to the Company's knowledge a company "controlled" by, or to the Company's knowledge an "affiliated company" with respect to, an "investment company," required to register under the Investment Company Act of 1940, as amended (the "Investment Company Act") or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither the Company nor any of its Subsidiaries is required to be registered under the Investment Company Act.

               (t)  Brokers or Finders. No agent, broker, investment banker,
                    ------------------
financial advisor or other Person retained by or on behalf of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Furman Selz L.L.C., whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm.

               (u)  Vote Required. The Board of Directors of the Company has
                    -------------
approved this Agreement, the Merger and the other transactions contemplated hereby and has recommended that its stockholders vote in favor of the adoption and approval of this Agreement (the "Recommendation"). The affirmative vote of a majority of the votes that the holders of the outstanding shares of Company Common Stock are entitled to cast with respect to the adoption and approval of this Agreement is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve the Merger and the other transactions contemplated hereby. Attached as Exhibit A hereto is a true and correct copy of the executed Voting Agreement by and among Metromedia and the Samuel Goldwyn, Jr. Family Trust (the "Trust") pursuant to which the Trust has agreed to vote its shares of Company Common Stock in favor of the Merger and the transactions contemplated by this Agreement. As of the date hereof and as of the Closing Date, the letter and Deal Memo dated December 15, 1995 ("Deal Memo") between the Company and Polygram Filmed Entertainment Distribution Inc. ("Polygram") has been terminated and is of no further force and effect except to the extent that the payment of a breakup fee of $2,000,000 payable to Polygram and the reimbursement of Polygram's fees and expenses pursuant to Section 8 of the Deal Memo may be applicable.

          Section 3.2  Representations and Warranties of Metromedia. Metromedia
                       --------------------------------------------
represents and warrants to the Company as follows:

               (a)  Organization, Standing and Corporate Power; Subsidiaries.
                    --------------------------------------------------------
Each of Metromedia and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect with respect to Metromedia. Except as set forth in Section 3.2(a) of the disclosure schedule delivered to the Company by Metromedia on or prior to the date hereof (the "Metromedia Disclosure Schedule"), the Metromedia SEC Documents (as hereinafter defined) set forth a true and complete list of the Significant Subsidiaries of Metromedia, including (x) the jurisdiction of incorporation or organization of each such Subsidiary and (y) the percentage of each such Subsidiary's outstanding capital stock or other ownership interest owned by Metromedia, or a Subsidiary of Metromedia, as the case may be, if less than 100%. All of the outstanding shares of capital stock or other ownership interests of each of the Significant Subsidiaries of Metromedia are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 3.2(a) of the Metromedia Disclosure Schedule, are owned (of record and beneficially) by Metromedia, and/or by a Subsidiary of Metromedia, free and clear of all Liens and not subject to preemptive rights created by statute, such Subsidiary's respective Certificate of Incorporation or By-laws or equivalent organizational documents or any agreement to which such Subsidiary is a party or by which such Subsidiary is bound. Other than as set forth in Section 3.2(a) of the Metromedia
Disclosure Schedule, Metromedia does not directly or indirectly own any material equity interest in any Person (other than a Subsidiary) in which Metromedia has invested more than $5,000,000.

               (b)  Certificate of Incorporation and By-laws. Complete and
                    ----------------------------------------
correct copies of the Certificate of Incorporation and By-laws or equivalent organizational documents, each as amended to date, of Metromedia and each Significant Subsidiary of Metromedia shall have been delivered to the Company no later than the date hereof. The Certificates of Incorporation, By-laws and equivalent organizational documents of Metromedia and each Significant Subsidiary of Metromedia are in full force and effect. Neither Metromedia nor any Significant Subsidiary of Metromedia is in violation of any provision of its

Certificate of Incorporation, By-laws or equivalent organizational documents.

               (c)  Capitalization. As of January 15, 1996, (i) the authorized
                    --------------
capital stock of Metromedia consists of (A) 100,000,000 shares of Metromedia Common Stock, 42,549,886 of which shares are issued and outstanding, and are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights, 1,914,187 shares of Metromedia Common Stock are reserved for exercise of stock options with a term, exercise price, vesting schedule and other material terms set forth for each of Metromedia's stock option plans in
Section 3.2(c) of the Metromedia Disclosure Schedule and 1,801,802 shares are reserved for issuance upon the conversion of convertible debt and (B) 70,000,000 shares of Metromedia Preferred Stock, none of which are issued and outstanding and (ii) the authorized capital stock of SGC Mergerco consists of 1,000 shares of Mergerco Common Stock, 1,000 shares of which are issued and outstanding and are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

          Except as described in this Section 3.2(c) or in Section 3.2(c) of the Metromedia Disclosure Schedule, no shares of the capital stock or other equity securities of Metromedia are authorized, issued or outstanding, or reserved for any other purpose, and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Metromedia or any of its respective Subsidiaries is a party relating to the issued or unissued capital stock or other equity securities or ownership interests of Metromedia or any of its Subsidiaries or obligating Metromedia or any of its Subsidiaries to grant, issue or sell any shares of capital stock or other equity securities or ownership interests of Metromedia or any of its Subsidiaries, by sale, lease, license or otherwise. Except as described in Section 3.2(c) of the Metromedia Disclosure Schedule, neither Metromedia nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote with the stockholders of any such Person on any matter. Other than as contemplated by this Agreement or as set forth in Section 3.2(c) of the Metromedia Disclosure Schedule, there are no outstanding contractual obligations, commitments, understandings or arrangements of Metromedia or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Metromedia or any of its Subsidiaries. Except as set forth in Section 3.2(c) of the Metromedia
Disclosure Schedule, since January 15, 1996 Metromedia has not (i) issued any shares of its capital stock (except pursuant to the exercise of then outstanding options or warrants in accordance with their terms) or options, warrants or other securities convertible into shares of its capital stock, or
(ii) repurchased any shares of its capital stock.

               (d)  SEC Documents; Financial Statements.  Metromedia has made
                    -----------------------------------
available to the Company a true and complete copy of each form, report, schedule and registration statement filed with the SEC by Metromedia since September 30, 1993 and by Orion Pictures Corporation since September 30, 1993 (as such documents have since the time of their filing been amended or supplemented, the "Metromedia SEC Documents"), which are all the documents (other than preliminary material) that Metromedia or its respective Subsidiaries was required to file with the SEC since such date. As of their respective dates, the Metromedia SEC Documents (other than preliminary material) complied in all material respects with the requirements of the Securities Act or the Exchange Act as applicable, and the rules and regulations of SEC thereunder applicable to such Metromedia SEC Documents, and none of the Metromedia SEC Documents, as such documents have been amended to date (including all financial statements included therein and exhibits and schedules thereto and documents incorporated by reference therein), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Metromedia and each Subsidiary of Metromedia included in the Metromedia SEC Documents (as such documents may have been amended to date) comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by Exchange Act Form 10-Q) and fairly present (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments that, individually and in the aggregate, were not material) the consolidated financial position of Metromedia and/or the applicable Subsidiaries of Metromedia and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

               (e)  Authority.  Metromedia and SGC Mergerco have all requisite
                    ---------
corporate power and authority to enter into this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the approval of this Agreement by the stockholders of Metromedia and the receipt by the Board of Directors of Metromedia of the opinion of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") referred to in Section 5.2(e) hereof (the "Fairness Opinion"). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Metromedia and SGC Mergerco and no other corporate proceedings on the part of Metromedia and SGC Mergerco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to the approval of this Agreement by the stockholders of Metromedia and the receipt by the Board of Directors of Metromedia of the Fairness Opinion. This Agreement has been duly and validly executed and delivered by Metromedia and SGC Mergerco and constitutes a valid and binding obligation of Metromedia and SGC Mergerco enforceable against Metromedia and SGC Mergerco in accordance with its terms, subject, in the case of the Merger, to the approval of this Agreement by the stockholders of Metromedia and the receipt by the Board of Directors of Metromedia of the Fairness Opinion.

               (f)  Compliance with Applicable Laws. Metromedia and its
                    -------------------------------
Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities that are necessary to the operation of the businesses of Metromedia and its Subsidiaries taken as a whole (the "Metromedia Permits"), except as would not have a Material Adverse Effect with respect to Metromedia. Metromedia and its Subsidiaries are in compliance with the terms of the Metromedia Permits applicable to it, except where any such failure so to comply would not have a Material Adverse Effect with respect to Metromedia. Except as would not have a Material Adverse Effect with respect to Metromedia, the business of Metromedia and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any Governmental Entity. No investigation or review by any Governmental Entity with respect to Metromedia or any of its subsidiaries is pending or, to the knowledge of Metromedia, threatened, nor, to the knowledge of Metromedia, has any Governmental Entity indicated an intention to conduct the same that would, in any such case, have a Material Adverse Effect with respect to Metromedia.

               (g)  Government Approvals; Required Consents.
                    ---------------------------------------

                    (i) No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity on the part of Metromedia and its Subsidiaries is required in connection with the execution or delivery by Metromedia of this Agreement, and the consummation by Metromedia and its Subsidiaries of the transactions contemplated hereby or compliance by Metromedia and its Subsidiaries with the provisions hereof, other than (A) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (B) filings with the SEC and any applicable National Security exchange, (C) filings under State securities or "Blue Sky" laws, (D) filings under the HSR Act and (E) as otherwise set forth in Section 3.2(g)(i) of the Metromedia Disclosure Schedule or as would not cause a Material Adverse Effect (any such consents, approvals, authorizations, declarations, filings or notices specified in clauses (A) through (E) being referred to as "Metromedia Governmental Approvals").

                    (ii) No consent, approval or action of, or filing with, or notice to, any Person (other than a Governmental Entity) shall be required in connection with the execution or delivery by Metromedia of this Agreement, the consummation by Metromedia and its Subsidiaries of the transactions contemplated hereby or compliance by Metromedia and its Subsidiaries with the provisions hereof, other than as set forth in Section 3.2(g)(ii) of the Metromedia Disclosure Schedule ("Metromedia Required Consents") and other than the consents, approvals, actions, filings or notices which would not have a Material Adverse Effect with respect to Metromedia.

               (h)  Non-Contravention.  The execution and delivery of this
                    -----------------
Agreement by Metromedia and SGC Mergerco does not, and the consummation of the transactions contemplated hereby and compliance by Metromedia and SGC Mergerco with the provisions hereof will not, (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-laws or equivalent organizational documents, in each case as amended and/or restated, of Metromedia and its Subsidiaries (ii) except as set forth in Section 3.2(h)(ii) of the Metromedia Disclosure Schedule, if the Metromedia Required Consents are obtained, result in any violation or breach of, or result in a modification of the effect of, or constitute (with or without notice or lapse of time or both) a default under or give rise to any right of termination, cancellation or acceleration under, any contracts to which Metromedia and its Subsidiaries are a party or by or to which any of them or any of their properties may be bound or subject, or result in the creation of any Lien upon the properties of Metromedia and its Subsidiaries in each case pursuant to the terms of any such Contract; (iii) if the Metromedia Governmental Approvals are obtained, result in any violation of any law, statute, regulation, order, writ, judgment or decree of any Governmental Entity applicable to Metromedia and its Subsidiaries or (iv) if the Metromedia Governmental Approvals and the Metromedia Required Consents are obtained, result in the violation, revocation or suspension of any Metromedia Permit, other than with respect to clauses (ii) through (iv) above, any such violations, breaches, modifications, defaults, terminations, cancellations, accelerations, Liens, revocations or suspensions that, individually and in the aggregate, would not have a Material Adverse Effect with respect to Metromedia.

               (i)  Litigation. As of the date of this Agreement and as of the
                    ----------
Closing Date, except as disclosed in the Metromedia SEC Documents, there is no suit, action or proceeding pending, or, to the knowledge of Metromedia, threatened against Metromedia and its Subsidiaries that, individually or in the aggregate with any other such suits, actions or proceedings, would have a Material Adverse Effect with respect to Metromedia, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Metromedia and its Subsidiaries, that, individually or in the aggregate, would have a Material Adverse Effect with respect to Metromedia.

               (j)  Taxes and Related Tax Matters.
                    -----------------------------

                    (i) Other than Taxes and Tax Sharing Agreement Amounts that individually and in the aggregate are not material all Taxes required to be paid on or before the date hereof by or with respect to Metromedia and its Subsidiaries (or any of them), including amounts, other than amounts being contested in good faith, required to be paid on or before the date hereof with respect to Taxes as a result of any Tax Sharing Agreement of Metromedia and its Subsidiaries (or any of them), have been timely paid, except with respect to Taxes and Tax Sharing Agreement Amounts for which the failure to pay would not have a Material Adverse Effect with respect to Metromedia.

                    (ii) All material Tax Returns required to be filed by or with respect to Metromedia and its Subsidiaries (or any of them) with respect to Taxes on or before the date hereof have been timely filed. No penalties or other charges in a material amount are or will become due with respect to the late filing of any Tax Return of Metromedia or any of its Subsidiaries or payment of any Tax of Metromedia or any of its Subsidiaries, required to be filed or paid on or before the date hereof.

                    (iii) With respect to all Tax Returns filed by or with respect to Metromedia and any of its Subsidiaries, (A) Section 3.2(j) of the Metromedia Disclosure Schedule sets forth the periods for which the statute of limitations for the assessment of federal Taxes have expired; (B) except as set forth in Section 3.2(j) of the Metromedia Disclosure Schedule, no audit is in progress and no extension of time has been executed with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement has been executed for the extension of time for the assessment or payment of any Tax; and
(C) except as set forth in Section 3.2(j) of the Metromedia Disclosure Schedule, there is no material unassessed deficiency proposed or threatened against Metromedia or any of its Subsidiaries.

                    (iv) Except as set forth in Section 3.2(j) of the Metromedia Disclosure Schedule, neither Metromedia nor any of its Subsidiaries has been or is a party to any tax sharing agreement or similar arrangement.

                    (v) Section 3.2(j) of the Metromedia Disclosure Schedule identifies (i) the common parent of each group of affiliated corporations that filed a consolidated federal income tax return, and the period to which such returns related, that included Metromedia or any of its Significant Subsidiaries since 1989, (ii) all material Tax liabilities, of which Metromedia has knowledge, that have been asserted by the IRS with respect to any such return and all claims with respect to Taxes in a material amount that have been asserted against Metromedia under any tax sharing agreement to which it is a party.

               (k)  Certain Agreements. Except as set forth in Section 3.2(k)
                    ------------------
and/or Section 3.2(1) of the Metromedia Disclosure Schedule, and except for this Agreement, as of the date of this Agreement, neither Metromedia nor any of its Subsidiaries is a party to any oral or written (i) agreement with any executive officer or other key employee of Metromedia or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Metromedia, of the nature contemplated by this Agreement, or agreement with respect to any executive officer of Metromedia providing any term of employment or compensation guarantee extending for a period longer than three years after the Closing Date and for the payment of in excess of $200,000 per annum or (ii) plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

               (l)  Employee Benefits.
                    -----------------

                    (i) Except as set forth in Section 3.2(l) of the Metromedia Disclosure Schedule, there are no United States or foreign employee benefit plans or arrangements (collectively, the "Metromedia Benefits Plans") of any type (including, without limitation, plans described in Section 3(3) of ERISA), under which Metromedia or any of its ERISA Affiliates has incurred any unsatisfied material liability or could reasonably be expected in the future to incur any direct or indirect, actual or contingent material liability (including, without limitation, any liability that might arise indirectly under Section 414 of the Code or Section 4069 of ERISA).

                    (ii) With respect to each Metromedia Benefit Plan, Metromedia will deliver or make available on or prior to the date hereof to the Company complete and accurate copies (where applicable) of: (A) all plan texts and agreements; (B) all material employee communications regarding a Metromedia Benefit Plan not embodied in plan texts and agreements that could materially affect the liabilities of the Metromedia Benefit Plan or the liabilities of Metromedia or its ERISA Affiliates with respect to such plan; (C) the most recent annual report; (D) the most recent annual and periodic accounting of plan assets; (E) the most recent determination letter received from the IRS; and (F) the most recent actuarial valuation.

                    (iii) No event has occurred or might reasonably be expected to occur as a result of which any Metromedia Benefit Plan or Metromedia or any its ERISA Affiliates could, directly or indirectly (whether through a commonly controlled entity under Code Section 414 or otherwise), incur liability for failure to comply with the applicable requirements of Title IV of ERISA, section 302 of ERISA, sections 412, 420, 4971 or 4975 of the Code, the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and corresponding or similar provisions of foreign laws or regulations, other than routine claims for benefits in accordance with the terms of such plan, except as would not have a Material Adverse Effect with respect to Metromedia.

                    (iv) Each Metromedia Benefit Plan has been operated in all respects in accordance with its terms and with the requirements of applicable laws and regulations except to the extent any such operation would not have a Material Averse Effect with respect to Metromedia.

                    (v) With respect to each Metromedia Benefit Plan that is a defined benefit pension plan, since the most recent financial statements of Metromedia there has been no material increase in such plan's liabilities other than the accrual of such benefits in the ordinary course and in accordance with the terms of such plan.

                    (vi) Except as set forth in Section 3.2(l) of the Metromedia Disclosure Schedule or the Metromedia SEC Documents, the consummation of the transactions contemplated by this Agreement will not without additional discretionary action by Metromedia, the Company or any of their respective ERISA Affiliates, with respect to employees or former employees of Metromedia or any of their ERISA Affiliates: (A) entitle any individual to severance pay; (B) accelerate the time of payment or vesting of, increase the amount of, or satisfy a condition to the compensation due to any individual; and (C) result in the payment of an amount that would, individually or in combination with any other such payment, constitute an "excess parachute payment" under Code Section 280G(b)(1).

               (m)  Contracts. There is no contract, agreement or understanding
                    ---------
required to be described in or filed as an exhibit to any Metromedia SEC Document that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be. All such contracts, agreements and understanding are valid and binding and are in full force and effect and enforceable in accordance with their respective terms other than contracts, agreements or understandings which are by their terms no longer in force or effect. Except for the Metromedia Required Consents and except to the extent any of the following would not have a Material Adverse Effect with respect to Metromedia, (i) no approval or consent of, or notice to, any Person is needed in order that such contract, agreement or understanding shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement, and (ii) Metromedia is not in violation of breach of or default under any such contract, agreement or understanding nor to Metromedia's knowledge is any other party to any such contract, agreement or understanding.

               (n)  Environmental Matters. Except as set forth in Section 3.2(n)
                    ---------------------
of the Metromedia Disclosure Schedule, (i) Metromedia and each of its Subsidiaries has obtained and is in material compliance with the terms and conditions of all permits, licenses and other authorizations required under applicable Environmental Laws; (ii) no asbestos in a friable condition or equipment containing polychlorinated biphenyls or leaking underground or above-ground storage tanks is contained in or located at any facility owned, leased or controlled by Metromedia or any of its Subsidiaries; (iii) Metromedia and each of its Subsidiaries is in material compliance with all applicable Environmental Laws, and has fully disclosed all known material past and present non-compliance with Environmental Laws, and all known past discharges, emissions, leaking or releases known to Metromedia or each of its Subsidiaries of any substance or waste regulated under or defined by Environmental Laws that could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; and (iv) neither Metromedia nor any of its Subsidiaries has received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that have resulted in or threaten to result in any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under any applicable Environmental Laws; provided, however, that clauses (i) through (iv) address only those matters that would have a Material Adverse Effect with respect to Metromedia.

               (o)  Absence of Certain Changes or Events. Except as set forth in
                    ------------------------------------
Section 3.2(o) of the Metromedia Disclosure Schedule or as disclosed in the Metromedia SEC Documents, or as contemplated by this Agreement, since December 31, 1995, Metromedia and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course, and, as of the date of this Agreement, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Metromedia's capital stock; (ii) any return of any capital or other distribution of assets to stockholders of Metromedia; (iii) any material investment by Metromedia or any of its Subsidiaries either by the purchase of any property or assets or by any acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof other than the ownership of an equity interest in any person in an amount less than $5,000,000; (iv) any sale, disposition or other transfer of assets or properties of Metromedia or its Subsidiaries (other than the sale of inventory in the ordinary course of business) in excess of $500,000 individually or $2,000,000 in the aggregate; (v) any incurrence or guarantee of any Debt other than in the ordinary course of business consistent with past practices or any Debt in excess of $10,000.00 in the aggregate; or (vi) any change, occurrence or circumstance of any character (whether or not in the ordinary course of business) that, individually or in the aggregate, has had or would have, a Material Adverse Effect with respect to Metromedia.

               (p)  Information Supplied. Neither the Registration Statement nor
                    --------------------
the Proxy Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act or at the time the Proxy Statement is mailed to the Company's and Metromedia's stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing by the Company to Metromedia expressly for use in or for incorporation by reference into the Registration Statement or the Proxy Statement or any amendments or supplements thereto.

               (q)  Real Estate.
                    -----------

                    (i)  Ownership of Premises. Metromedia or one of its
                         ---------------------
Subsidiaries is the owner of good and insurable fee title to the land in the United States described on Section 3.2(q)(i) of the Metromedia Disclosure Schedule and to all of the buildings, structures and other improvements located thereon (collectively, the "Metromedia Owned Real Property") free and clear of all Title Defects (as hereinafter defined) except as would not have a Material Adverse Effect with respect to Metromedia. The Metromedia Owned Real Property constitutes all of the real property owned by Metromedia and its Subsidiaries on the date hereof.

                    (ii) Leased Properties. Section 3.2(q)(ii) of the
                         -----------------
Metromedia Disclosure Schedule sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements (collectively, the "Metromedia Real Property Leases") under which Metromedia or any Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property in the United States (the land, buildings and other improvements covered by the Metromedia Real Property Leases being herein called the "Metromedia Leased Real Property"), which Section 3.2(q)(ii) of the Metromedia Disclosure Schedule sets forth the date of and parties to each Metromedia Real Property Lease, the date of and parties to each amendment, modification and supplement thereto, the term and renewal terms (whether or not exercised) thereof and a brief description of the Metromedia Leased Real Property covered thereby. Metromedia has heretofore delivered to or made available true, correct and complete copies of all Metromedia Real Property Leases (including all modifications, amendments and supplements). Each Metromedia Real Property Lease is valid, binding and in full force and effect, all rent and other sums and charges payable by Metromedia or a Subsidiary as tenant thereunder are current, no notice of default or termination under any Metromedia Real Property Lease is outstanding, no termination event or condition or uncured default on the part of Metromedia or the applicable Subsidiary or, to Metromedia's or the applicable Subsidiary's knowledge, the landlord, exists under any Metromedia Real Property Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition, which, when considered individually or in the aggregate with all such other Metromedia Real Property Leases under which there is such an event or condition has or will have a Material Adverse Effect with respect to Metromedia. Except as does not have a Material Adverse Effect with respect to Metromedia, Metromedia or a Subsidiary, whichever is applicable, holds the leasehold estate under and interest in each Metromedia Real Property Lease free and clear of all Title Defects. Metromedia and its Subsidiaries have no ownership, financial or other interest in the landlord under any Metromedia Real Property Lease.

                    (iii) Entire Premises. All of the land, buildings,
                          ---------------
structures and other improvements in the United States used by Metromedia and its Subsidiaries in the conduct of their business are included in Metromedia Owned Real Property and Metromedia Leased Real Property.

               (r) Intellectual Property.
                   ---------------------
          Section 3.2(r) of the Metromedia Disclosure Schedule sets forth a list of all of Metromedia's and its Subsidiaries' registered trademarks and registered copyrights, all applications for any of the foregoing and all permits, grants and licenses or other rights running to Metromedia and any of its Subsidiaries relating to any of the foregoing that are material to the business of Metromedia and its Subsidiaries taken as a whole. Except as set forth on Section 3.2(r) of the Metromedia Disclosure Schedule, (i) Metromedia or one of its Subsidiaries own, or are licensed to, or otherwise have, the right to use all registered trademarks and registered copyrights set forth on Section 3.2(r) of the Metromedia Disclosure Schedule, and

(ii) Metromedia's rights in the property set forth on such list are free and clear of any liens or other encumbrances and Metromedia and its Subsidiaries have not received written notice of any adversely-held copyright or trademark of any other person, or notice of any charge or claim of any person relating to such intellectual property or any process or confidential information of Metromedia and its Subsidiaries and to Metromedia's knowledge there is no basis for any such charge or claim, and (iii) Metromedia, its Subsidiaries and their respective predecessors, if any, have not conducted business at any time during the period beginning five years prior to the date hereof under any corporate or partnership, trade or fictitious names other than their current corporate or partnership names, except in the case of clauses (i), (ii) and (iii) above, any of the foregoing which do not and will not have an Material Adverse Effect with respect to Metromedia.

               (s)  Investment Company Act. Metromedia and each of its
                    ----------------------
Subsidiaries either (i) is not an "investment company," or to Metromedia's knowledge a company "controlled" by, or to Metromedia's knowledge an "affiliated company" with respect to, an "investment company," required to register under the Investment Company Act of 1940, as amended (the "Investment Company Act") or
(ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither Metromedia nor any of its Subsidiaries is required to be registered under the Investment Company Act.

               (t)  Brokers or Finders. No agent, broker, investment banker,
                    ------------------
financial advisor or other Person retained by or on behalf of Metromedia is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except DLJ, whose fees and expenses will be paid by Metromedia in accordance with Metromedia's agreement with such firm.

                                   ARTICLE 4

                                   COVENANTS

          Section 4.1 Mutual Covenants of Metromedia and the Company. Each of
                      ----------------------------------------------
Metromedia and the Company agrees that, except as expressly contemplated or permitted by this Agreement, it shall (and shall cause each of its Subsidiaries to) comply with the following covenants:

                    (a)  Confidentiality. From and after the date hereof, each
                         ---------------
party shall, and shall use its best
efforts to cause its Affiliates and its and their respective Agents (as hereinafter defined) to keep secret and hold in strictest confidence any and all documents and information relating to the other party and its respective Affiliates furnished to such first party (whether before or after the date hereof) in connection with the transactions contemplated hereunder, other than the following: (i) information that has become generally available to the public other than as a result of a disclosure by such party, its Affiliates or its Agents; (ii) information that becomes available to such party or an Agent of such party on a nonconfidential basis from a third party having no obligation of confidentiality to a party to this Agreement and which has not itself received such information directly or indirectly in breach of any such obligation of confidentiality; (iii) information that is required to be disclosed by applicable law, judicial order or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of such party or any such Affiliate are listed or traded; provided that the party making such disclosure or whose Affiliates or Agents are making such disclosure shall notify the other party as promptly as practicable (and, if possible, prior to making such disclosure) and shall use its reasonable best efforts to limit the scope of such disclosure and seek confidential treatment of the information to be disclosed; and (iv) disclosures made by any party as shall be reasonably necessary in connection with obtaining the Metromedia Required Consents and/or the Company Required Consents.

               (b)  Publicity. Except as otherwise required by applicable law or
                    ---------
the rules or regulations of any securities exchange on which the securities of such party or any Affiliate of such party are listed or traded, until the earlier of (i) the date on which this Agreement ceases to be in effect and (ii) the Closing Date, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party and in any event each party agrees that it will give the other party reasonable opportunity to review and comment upon any such release or announcement prior to publication of the same.

               (c)  Preparation of the Proxy Statement and the Registration
                    -------------------------------------------------------
Statement. Metromedia shall, with all reasonably necessary assistance from the
---------
Company, prepare and cause to be filed with the SEC the Registration Statement, in which the Proxy Statement will be included as a Prospectus, it being understood that the Proxy Statement and the Prospectus will also serve as a proxy statement and prospectus for Metromedia's transactions with Alliance

Entertainment Corp. Each Party shall provide the other party and its Agents with reasonable opportunity to review and comment upon the Registration Statement, including all amendments thereto and all supplements to the Proxy Statement contained therein, prior to the filing thereof with the SEC and/or the distribution thereof to the stockholders of Metromedia and the Company, and shall make all reasonable changes thereto requested by such other party or its Agents. Each party hereto shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Each party shall provide and shall be deemed to have provided the other party with the information concerning it required to be included in the Registration Statement. Metromedia shall take any action required to be taken under any applicable state securities laws in connection with the issuance of the Merger Securities in the Merger pursuant to this Agreement.

               (d)  Satisfaction of Conditions. Subject to the terms and
                    --------------------------
conditions of this Agreement, each party hereto agrees to use its reasonable best efforts, subject to their respective fiduciary duties, to cause the conditions set forth in Article 5 of this Agreement to be satisfied, and to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the transactions contemplated by Section 4.1(h)), including cooperating fully with the other party, including by provision of information and making of all necessary filings in connection with, among other things, the HSR Act. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each party shall take all such necessary action.

               (e)  Other Actions. From the date hereof through the Closing
                    -------------
Date, each of Metromedia and the Company shall not, and shall cause its Subsidiaries not to, take any action that would or is reasonably likely to result in any of the representations and warranties of Metromedia or the Company, as the case may be, set forth in this Agreement being untrue in any material respect as of the date made, or in any of the conditions to the Closing set forth in Article 5 of this Agreement not being satisfied.


               (f)  Advice of Changes: SEC Documents. Each party shall confer on
                    --------------------------------
a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of (i) any material notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (ii) any material notice or other communication from any regulatory authority or national securities exchange in connection with the transactions contemplated by this Agreement;
(iii) any claims, actions, proceedings or investigations commenced or, to the best of such party's knowledge, threatened, involving or affecting such party or any of its Subsidiaries, or any of its property or assets, or, to the best of such party's knowledge, any employee, consultant, director or officer, in his or her capacity as such, of such party or any of its Subsidiaries, which, if pending on the date hereof, would have been required to have been disclosed in the Metromedia Disclosure Schedule or the Company Disclosure Schedule, as the case may be, or which relates to the consummation of the Merger or the other transactions contemplated by this Agreement; and (iv) any change or event that would have a Material Adverse Effect with respect to such party. Each party shall promptly provide the other (or its counsel) copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

               (g)  Compliance with Laws.  The parties agree to conduct their
                    --------------------
businesses and cause the businesses of their Subsidiaries to be conducted in compliance with all applicable laws and regulations except with respect to the Company, where failure to comply would not have a Material Adverse Effect with respect to the Company and, with respect to Metromedia where failure to comply would not have a Material Adverse Effect with respect to Metromedia.

               (h)  Refinancing.   Each of Metromedia and the Company agrees to
                    -----------
use reasonable commercial efforts to take all necessary steps and actions to facilitate any refinancing of indebtedness of Metromedia and/or the Company and their respective Subsidiaries and any other financing arrangements in connection with the consummation of the transactions contemplated hereby including, without limitation, all amounts owed by the Company pursuant to the Second Amended and Restated Credit Agreement dated as of April 28, 1995 (the "Credit Agreement") among the Company and Bank of America National Trust and Savings Association, as Agent, Collateral Agent and the Letter of Credit Issuing Bank and the Other Financial Institutions Party thereto, as amended (collectively, the "Financings"), it being the intention of Metromedia and the Company to refinance (or extend the maturity date of) all amounts outstanding pursuant to the Credit Agreement on or prior to the maturity date set forth in the Credit Agreement and to consummate the Merger by May 15, 1996.

          Section 4.2 Covenants of the Company.  During the period from the date
                      ------------------------
of this Agreement and continuing until the Closing Date, the Company agrees that except as expressly contemplated or permitted by this Agreement, or to the extent that Metromedia shall otherwise consent in writing (which consent may be withheld in its sole discretion):

               (a)  Access to Information.  Upon reasonable notice, the Company
                    ---------------------
shall, and shall cause its Subsidiaries to, afford to Metromedia and its Agents, access, during normal business hours during the period prior to the Closing Date, to all its properties, books, Contracts, commitments and records and, during such period, the Company shall, and shall cause its Subsidiaries to, promptly furnish or otherwise make available to Metromedia (i) a copy of each report, schedule, registration statement and other document filed or received by any of them during such period pursuant to the requirements of Federal securities laws and (ii) all other information concerning its business, properties and personnel as Metromedia may reasonably request.

               (b)  Ordinary Course.  The Company shall, and shall cause its
                    ---------------
Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use its best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, contractors, distributors, licensors, licensees and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Closing Date. Without limiting the generality of the foregoing, and except as otherwise required by law, neither the Company nor any of its Subsidiaries shall:

                    (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (except dividends and distributions by a direct or indirect wholly-owned Subsidiaries of the Company to its parent), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof of any rights, warrants or options to acquire any such shares or other securities;

                    (ii) except for the exercise by the Company of the Goldwyn Option pursuant to the Option

Agreement dated as of April 13, 1993 by and among the Company, Samuel Goldwyn, Jr. and The Samuel Goldwyn Jr. Trust (the "Option Exercise"), authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights) other than isssuances upon exercise of employee and director stock options issued pursuant to employee and non-employee director stock option plans outstanding on the date hereof and listed in Section 3.1(c) of the Company Disclosure Schedule;

                    (iii) except with respect to annual bonuses made in the ordinary course of business consistent with past practice and except as contemplated by this Agreement, adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of the Company or any of its Subsidiaries or increase in any manner the compensation or fringe benefits of any director, officer or employee of the Company or any of its Subsidiaries or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of the Company or any of its Subsidiaries (in each case, except with respect to employees in the ordinary course of business consistent with past practice);

                    (iv) amend its certificate of incorporation, by-laws or equivalent organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary of the Company;

                    (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets;

                    (vi) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole;

                    (vii) except for borrowings permitted under credit facilities filed as exhibits to the Company SEC Documents, incur any Debt, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any direct or indirect wholly-owned Subsidiary of the Company;

                    (viii) change any accounting principle used by it, unless required by the SEC or the Financial Accounting Standards Board; and

                    (ix) except for the Option Exercise, enter into any transaction or series of transactions with any Affiliate of the Company (other than a wholly-owned Subsidiary of the Company) or otherwise that would be required to be disclosed pursuant to Item 404 of Regulation S-K other than on terms and conditions substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time of such transaction with a Person that is not an Affiliate of the Company.

               (c)  Meetings; Fiduciary Duties. The Company shall, promptly
                    --------------------------
after the date hereof, take all action necessary in accordance with the DGCL and its Certificate of Incorporation and By-laws to convene a meeting of the Company's stockholders at a time mutually agreed to by the Company and Metromedia to, among other things, consider and vote upon this Agreement (the "Company Stockholders' Meeting"), and the Company shall consult with Metromedia in connection therewith. The Board of Directors of the Company shall not withdraw or modify or propose to withdraw or modify in a manner adverse to Metromedia, the Recommendation, unless the Board of Directors of the Company concludes in good faith following receipt of a written opinion addressed to the Company from outside counsel to the Company that such action is reasonably necessary for the Board of Directors of the Company to comply with its fiduciary obligations to stockholders under applicable law. The Company shall use its best efforts to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and to secure the vote or the consent of the stockholders required by the DGCL to approve and adopt this Agreement.

               (d)  No Solicitation. Neither the Company nor any of its
                    ---------------
Subsidiaries shall, nor shall it or any of its Subsidiaries authorize or permit any of their respective Agents to, (i) solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in, the Company or any of its Subsidiaries or any tender offer (including a self tender offer) or exchange offer, merger, consolidation, business combination, sale of substantially all assets, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries (other than the transactions contemplated by this Agreement) or any other material corporate transaction (other than transactions permitted pursuant to Section 4.2(b) of this Agreement) the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the Merger (collectively, "Transaction Proposals") or agree to or endorse any Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to its business, properties or assets or any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing; provided, however, that the foregoing clauses (i) and (ii) shall not prohibit the Company from (A) furnishing information pursuant to an appropriate confidentiality letter concerning the Company and its businesses, properties or assets to a third party who the Board of Directors of the Company has a reasonable basis for determining is likely to make a Qualified Transaction Proposal (as defined below), (B) engaging in discussions or negotiations with such a third party who has made a Qualified Transaction Proposal or (C) following receipt of a Qualified Transaction Proposal, taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or changing the Recommendation, but in each case referred to in the foregoing clauses (A) through (C) only after the Board of Directors of the Company concludes in good faith following receipt of a written opinion addressed to the Company from outside counsel to the Company that such action is reasonably necessary for the Board of Directors of the Company to comply with its fiduciary obligations to stockholders under applicable law. If the Board of Directors of the Company receives a Transaction Proposal, then the Company shall immediately inform Metromedia of the terms and conditions of such proposal and the identity of the Person making it and shall keep Metromedia fully informed of the status and details of any such Transaction Proposal and of all steps it is taking in response to such Transaction Proposal. For purposes of this Agreement, the term "Qualified Transaction Proposal" shall mean a Transaction Proposal that the Board of Directors of the Company determines in good faith, after consultation with its outside financial advisor, is reasonably capable of being consummated and is not subject to any material contingencies relating to financing.

               (e)  Affiliates. Prior to the Closing Date, the Company shall
                    ----------
endeavor to deliver to Metromedia (i) a letter identifying all Persons who, to the knowledge of the Company, may be deemed to be "affiliates" of the Company under Rule 145 under the Securities Act, including, without limitation, all directors and executive officers of the Company (collectively, the "Company Affiliates"), and (ii) copies of letter agreements, each in the form prepared by Metromedia and reasonably acceptable to the Company, executed by each Company Affiliate (the letters described in clauses (i) and (ii) being collectively referred to as "Affiliate Letters"). The parties agree that the Affiliate Letter to be signed by Samuel Goldwyn, Jr. will contain a lockup provision with Metromedia's lead underwriter for the Financings providing that Mr. Goldwyn agree not to sell his shares of Metromedia Common Stock received in the Merger (other than the shares issued in exchange for the Company Common Stock received by Mr. Goldwyn pursuant to the Option Exercise) for a period of 180 days from the Closing Date. Metromedia shall not be required to maintain the effectiveness of the Registration Statement for the purposes of resale of the Merger Securities by such affiliates and the certificates representing the Merger Securities received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 4.2(e).

               (f)  Tax Returns.  All Tax Returns required to be filed by or
                    -----------
with respect to the Company and its Subsidiaries (or any of them) after the date hereof and on or before the Effective Time shall be prepared and timely filed, in a manner consistent with prior years and applicable laws and regulations other than such Tax Returns for which the failure to file would not have a Material Adverse Effect with respect to the Company.

          Section 4.3  Covenants of Metromedia. During the period from the date
                       -----------------------
of this Agreement and continuing until the Closing Date, Metromedia agrees that, except as expressly contemplated or permitted by this Agreement, or to the extent that the Company shall otherwise consent in writing (which consent may be withheld in its sole discretion):

               (a)  Access to Information.  Upon reasonable notice, Metromedia
                    ---------------------
shall afford to the Company and its Agents access, during normal business hours during the period prior to the Closing Date, to all its properties, books, Contracts, commitments and records and, during such period, Metromedia shall promptly furnish or otherwise make available to the Company (i) a copy of each report, schedule, registration statement and other document filed or received by any of them during such period pursuant to the requirements of Federal securities laws and (ii) all other information concerning the businesses, properties and personnel of Metromedia and its Subsidiaries as the Company may reasonably request.

               (b)  Listing.  Metromedia shall use its best efforts to cause the
                    -------
shares of Metromedia Common Stock comprising the Merger Consideration to be approved for listing on the AMEX, subject to official notice of issuance.

               (c)  Meeting.  Metromedia shall, promptly after the date hereof,
                    -------
take all action necessary in accordance with the DGCL and its Restated Certificate of Incorporation and By-laws to convene a meeting of Metromedia's stockholders at a time mutually agreed to by the Company and Metromedia to, among other things, consider and vote upon this Agreement (the "Metromedia Stockholders' Meeting"), and Metromedia shall consult with the Company in connection therewith.

               (d)  S-3; S-8.  Metromedia shall enter into a registration rights
                    --------
agreement with Samuel Goldwyn, Jr. and, as contemplated thereby, agrees to file and use its best efforts to have declared effective by the SEC a Registration Statement on Form S-3 (the "Form S-3") covering the shares of Metromedia Common Stock to be received by Samuel Goldwyn, Jr. in the Merger. In addition, Metromedia agrees to file a Form S-8 to cover the shares of Metromedia Common Stock to be issued upon exercise of the Company Options (the "Form S-8").

               (e)  Directors' & Officers' Indemnification and Insurance.
                    ----------------------------------------------------

                    (i) For a period of four years after the Effective Time, Metromedia shall maintain in effect policies of directors' and officers' liability insurance for the Surviving Corporation in substantially the same form with substantially the same terms and conditions as contained in the Company's current policies of directors' and officers' liability insurance with respect to claims arising from facts or events which occurred before the Effective Time.

                     (ii) From and after the Effective Time, the Surviving Corporation will indemnify and hold harmless each present and former director and officer of the Company and its Subsidiaries, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or such Subsidiary would have been permitted under applicable law and its certificate of incorporation or by-laws as in effect on the date hereof, to indemnify such person (and the Surviving Corporation shall advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

                   (iii) Any Indemnified Party wishing to claim indemnification under Section 4.3(e), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), an Indemnified Party may retain counsel satisfactory to him or her, the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received. The Surviving Corporation shall use its respective best efforts to assist in the defense of any such matter. If such indemnity is not available with respect to any Indemnified Party, then the Surviving Corporation and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

                     (iv) The provisions of this Section 4.3(e) are intended for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

          (f)  Tax Returns.  All Tax Returns required to be filed by or with
               -----------
respect to Metromedia and its Subsidiaries (or any of them) after the date hereof and on or before the Effective Time shall be prepared and timely filed, in a manner consistent with prior years and applicable laws and regulations other than such Tax Returns for which the failure to file would not have a Material Adverse Effect with respect to Metromedia.

          (g)  Interim Financing.  Promptly following the execution of this
               -----------------
Agreement, Metromedia shall use its best efforts to cause Orion Pictures Corporation or an Affiliate of Orion Pictures Corporation to provide the Company up to $5.5 million of financing in accordance with the terms of that certain letter from Orion Pictures Corporation to the Company dated the date hereof (the "Interim Financing").

          (h)  Production and Development.  From and after the Closing Date,
               --------------------------
Metromedia will provide the Surviving Corporation with a revolving credit facility in the aggregate principal amount of $20,000,000 to be utilized by the Surviving Corporation solely for the production and acquisition (including by way of a negative pick-up) of Motion Picture Product (as hereinafter defined). Motion Picture Product shall mean full-length feature films with budgeted negative costs (including all costs customarily included in connection with the preparation, production and completion, both above-the-line and below-the-line, of such product) not in excess of $5,000,000 (provided that one film per fiscal year may have a budgeted negative cost not in excess of $7,000,000) which is,
(i) with respect to Motion Picture Product produced by the Surviving Corporation, approved in advance by the Office of the Chairman of Metromedia and
(ii) with respect to Motion Picture Product acquired by the Surviving Corporation, is either approved in advance or is a feature film included in an acquisition plan or acquisition strategy for a film festival or similar event the acquisition costs of which were pre-approved by the Office of the Chairman of Metromedia. In addition, Metromedia will provide the Surviving Corporation with a revolving development fund for the development of Motion Picture Product which will not exceed at any time $1,000,000 for the one year period from the Effective Time to the first anniversary of the Effective Time, increasing by $250,000 per year thereafter to a maximum of $2,000,000. As projects are "greenlighted" by Metromedia, the amount of development costs for such Motion Picture Product shall be included in the budgeted negative cost for such project and the amount of the Surviving Corporation's development fund shall be increased (up to the applicable maximum amount) by the amount of such development costs that become included in the budgeted negative costs for projects. In addition, the Surviving Corporation may expend amounts for the development of television product (other than deficit-financed television product) as such amounts are approved by the Office of the Chairman of Metromedia.


                                   ARTICLE 5

                             CONDITIONS PRECEDENT

          Section 5.1  Conditions to the Obligations of Metromedia and the
                       ---------------------------------------------------
Company to Effect the Merger. The respective obligations of each party to effect
----------------------------
the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

               (a)  Stockholder Approval. This Agreement shall have been
                    --------------------
approved and adopted by the affirmative vote of a majority of the votes that the holders of each of the outstanding shares of Metromedia Common Stock and the Company Common Stock, respectively, are entitled to cast; provided, that, to the
                                                          --------  ----
extent Metromedia determines in good faith upon the advice of counsel to Metromedia that the approval by Metromedia's stockholders of the Merger and the transactions contemplated by this Agreement is not required under applicable law or the rules and regulations of the AMEX, Metromedia may unilaterally waive the condition regarding approval by Metromedia's stockholders of the Merger and the transactions contemplated by this Agreement.

               (b)  Registration Statement. The Registration Statement shall
                    ----------------------
have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

               (c)  Blue Sky Laws. Metromedia shall have received all state
                    -------------
securities or "Blue Sky" permits and other authorizations necessary to issue the shares of Metromedia Common Stock.

               (d)  Listing. The Metromedia Common Stock to be issued in the
                    -------
Merger pursuant to this Agreement shall have been authorized for listing on the AMEX or any other national securities exchange or automated quotation system approved by Metromedia and the Company, in each case, subject to official notice of issuance.

               (e)  No Injunctions or Restraints. No temporary restraining
                    ----------------------------
order, preliminary or permanent injunction
or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") restraining or preventing the consummation of the Merger or subjecting any party or any of its Affiliates to substantial damages as a result of the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall have
        --------  -------
used reasonable best efforts to have vacated such Injunction.

               (f)  HSR Act.  All HSR Act waiting periods shall have expired or
                    -------
been terminated.

               (g)  Governmental and Regulatory Consents.   All filings required
                    ------------------------------------
to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, Governmental Entities, including, without limitation, those set forth in the Metromedia Disclosure Schedule and/or the Company Disclosure Schedule, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Metromedia and the Company will have been made or obtained (as the case may be).

               (h)  The Company Required Consents.   The Company Required
                    -----------------------------
Consents shall have been obtained and be in full force and effect, except for those the failure to obtain which would not have a Material Adverse Effect with respect to the Company and its Subsidiaries (and Metromedia shall have received evidence thereof reasonably satisfactory to it).

               (i)  Metromedia Required Consents.  The Metromedia Required
                    ----------------------------
Consents shall have been obtained and be in full force and effect, except for those the failure to obtain which would not have a Material Adverse Effect with respect to Metromedia and its Subsidiaries (and the Company shall have received evidence thereof reasonably satisfactory to it).

               (j)  Employment Agreement.   The Surviving Corporation shall have
                    --------------------
entered into an employment agreement with Samuel Goldwyn, Jr. having the principal terms set forth in that certain letter dated as of the date hereof from Metromedia to Mr. Goldwyn.

               (k)  Credit Agreement.   All amounts outstanding under the Credit
                    ----------------
Agreement (or any refinancing, renewal or extension thereof) shall have been repaid or refinanced in full.

               (l)  Interim Financing.  The Interim Financing shall have been
                    -----------------
provided in the manner specified in the Financing and Distribution Agreement.

          Section 5.2  Conditions to the Obligations of Metromedia.  The
                       -------------------------------------------
obligations of Metromedia under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of Metromedia and any one of more of which may be expressly waived by Metromedia, in its sole discretion, except as otherwise required by law:

               (a)  Accuracy of Representations and Warranties.  The
                    ------------------------------------------
representations and warranties of the Company contained herein shall have been true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of a specific date in which case such representation and warranty shall have been true and correct as of such specific date). Metromedia shall have received a certificate dated the Closing Date signed by an executive officer of the Company certifying to the fulfillment of this condition.

               (b)  Performance of Agreements.  The Company shall have
                    -------------------------
performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement or otherwise contemplated hereby to be performed and complied with by it at or prior to the Closing Date. Metromedia shall have received a certificate dated the Closing Date signed by an executive officer of the Company certifying to the fulfillment of this condition.

               (c)  No Material Adverse Change.  Since December 31, 1995, no
                    --------------------------
change or event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect with respect to the Company.

               (d)  Opinions of Counsel.  Metromedia shall have received the
                    -------------------
opinion of Rosenfeld, Meyer & Susman, L.L.P. dated the Effective Time substantially in the form of Exhibit D hereto.

               (e)  Fairness Opinions.  Metromedia shall have received the
                    -----------------
opinion of DLJ, as of the date determined by the Board of Directors of Metromedia in connection with the approval of this Agreement and as of the date the Proxy Statement is mailed to Metromedia stockholders, to the effect that the Merger is fair to the Metromedia stockholders from a financial point of view, which opinion shall not have been amended, modified or withdrawn.

               (f)  Affiliate Letters. Metromedia shall have received the
                    -----------------
Affiliate Letters executed by each Company Affiliate.


               (g)  Distribution Agreement. The agreement between the Company
                    ----------------------
and the Trust relating to the distribution of the Samuel Goldwyn Classics Library shall have been amended and restated in a manner satisfactory to Metromedia containing the principal terms set forth on Exhibit E hereto.


               (h)  Trademark License. The license agreement between the Company
                    -----------------
and Samuel Goldwyn, Jr. relating to the use of certain trademarks shall have been amended and restated in a manner satisfactory to Metromedia containing the principal terms set forth on Exhibit F hereto.


               (i)  Option Agreement. The Option Agreement dated as of April 13,
                    ----------------
1993 shall have been amended in a manner satisfactory to Metromedia with the principal terms set forth on Exhibit G hereto.


               (j)  Certain Agreement. Metromedia shall be satisfied as to the
                    -----------------
matters referred to in that certain side letter dated the date hereof between the Company and Metromedia.


               (k)  Certain Assets. The assets of Productions and Nightlife
                    --------------
financed by the Company or otherwise relating to the Company's operations shall have been transferred to the Surviving Corporation or another entity in a manner satisfactory to Metromedia.

               (l)  Employment Agreement. The Surviving Corporation shall have
                    --------------------
entered into an employment agreement with Meyer Gottlieb in form and substance satisfactory to the parties thereto.

               (m)  Other Indebtedness. The maturity date for all amounts
                    ------------------
outstanding under the Loan and Security Agreement dated as of April 2, 1994 by and between Perez Productions Limited and Banque Paribas Los Angeles Agency, as amended, shall have been extended beyond the Effective Time.

          Section 5.3    Conditions to the Obligations of the Company. The
                         --------------------------------------------
obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, the imposition of which is solely for the benefit of the Company and any one or more of which may be expressly waived by the Company, in its sole discretion, except as otherwise required by law:

               (a)  Accuracy of Representations and Warranties. The
                    ------------------------------------------
representations and warranties of Metromedia contained herein shall have been true and correct in all material respects when made, and shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of a specific date, in which case such representation and warranty shall have been true and correct in all material respects as of such specific date). The Company shall have received a certificate dated the Closing Date signed by an executive officer of Metromedia certifying to the fulfillment of this condition.

               (b)  Performance of Agreements. Metromedia shall have performed
                    -------------------------
in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Closing Date. The Company shall have received a certificate dated the Closing Date signed by an executive officer of Metromedia certifying to the fulfillment of this condition.

               (c)  Fairness Opinion. The Company shall have received the
                    ----------------
opinion of Furman, Selz, L.L.C., as of the date the Board of Directors of the Company approves this Agreement and as of the date the Proxy Statement is mailed to the Company's stockholders, to the effect that the Merger Consideration is fair to the Company's stockholders from a financial point of view, which opinion shall not have been amended, modified or withdrawn.

               (d)  No Material Adverse Change. Since December 31, 1995, no
                    --------------------------
change or event shall have occurred which has had or could reasonably be expected to have Material Adverse Effect with respect to Metromedia.

               (e)  Legal Opinions. The Company shall have received (i) the
                    --------------
opinion of Paul, Weiss, Rifkind, Wharton & Garrison dated the Effective Time substantially in the form of Exhibit H hereto and (ii) the opinion of Rosenfeld, Meyer & Susman, LLP to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

               (f)  Forms S-3 and S-8. The Form S-3 and Form S-8 shall have
                    -----------------
been declared effective by the SEC.


                                   ARTICLE 6

                          TERMINATION AND AMENDMENT

          Section 6.1  Termination. This Agreement may be terminated and the
                       -----------
Merger contemplated hereby may be abandoned at any time prior to the Effective Time whether before or after approval by the stockholders of Metromedia or the
Company:

               (a)  by mutual written consent of Metromedia and the Company;

               (b) by either Metromedia or the Company if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company, on the one hand, or Metromedia, on the other hand, as the case may be, set forth in this Agreement which breach, if not a wilful breach, has not been cured within ten (10) Business Days following receipt by the breaching party of notice of such breach;

               (c) by either Metromedia or the Company if the Merger shall not have been consummated before the Termination Date (or such later date as may be agreed to by Metromedia and the Company); provided, however, that neither
                                          --------  -------
party may terminate this Agreement under this Section 6.1(c) if the failure has been caused by such party's material breach of this Agreement;

               (d) by either Metromedia or the Company, if this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company Stockholders' Meeting;

               (e) by either Metromedia or the Company, if (i) the Board of Directors of the Company shall, modify or change the Recommendation in a manner adverse to Metromedia or shall have resolved to do any of the foregoing; (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Transaction Proposal; (iii) a tender offer (including a self-tender offer) or exchange offer for shares of capital stock of the Company, which would result in the beneficial ownership by any Person or any "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 50% of the outstanding shares of any class of capital stock of the Company, is commenced, and the Board of

Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer; or (iv) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" shall have been formed which beneficially owns, or has the right to acquire "beneficial ownership" of, more than 50% of the then outstanding shares of any class of capital stock of the Company;

               (f) by either Metromedia or the Company if this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of Metromedia at the Metromedia Stockholders' Meeting; or

               (g) by Metromedia or the Company if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

          Section 6.2 Effect of Termination. In the event this Agreement
                      ---------------------
is terminated and the Merger abandoned pursuant to Section 6.1, all further obligations of the parties hereunder shall terminate except that the obligations set forth in Sections 4.1(a) and 4.1(b), this Section 6.2 and Section 7.5 shall survive; provided that, if this Agreement is so terminated by a party because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's willful or knowing failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired.

                                   ARTICLE 7

                              GENERAL PROVISIONS

          Section 7.1 Certain Definitions. As used in this Agreement, the
                      -------------------
following terms shall have the meanings set forth in this Section:

               (a) "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

               (b) "Agent" means, with respect to any Person, such Person's officers, directors, employees, attorneys, accountants, investment bankers, financial advisors or other representatives or agents.

               (c) "Business Day" means any day other than a day on which (i) banks in the State of New York are authorized or obligated to be closed or (ii) the AMEX is closed.

               (d) "Debt" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money (whether on-balance sheet or off-balance sheet); (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (iii) all obligations of such Person as lessees under leases that have been or should be, in accordance with GAAP, recorded as capital leases; (iv) all obligations, contingent or otherwise, of such Person under banker's acceptance, letter of credit or similar facilities; (v) all Debt of others referred to in clauses (i) through (iv) above guaranteed directly or indirectly in any manner by such Person; and (vi) all Debt of others referred to in clauses (i) through (v) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

               (e) "Governmental Entity" means any foreign, federal, state, municipal or other governmental or regulatory department, commission, board, bureau, agency or instrumentality.

               (f) "Material Adverse Effect" means, with respect to any Person, any change or effect that is or is reasonably likely to be materially adverse to the business, assets, properties, operations or condition (financial or otherwise) of such Person and its Subsidiaries taken as a whole or adversely affects the ability of such Person to consummate the transactions contemplated by this Agreement in any material respect.

               (g) "Person" means any individual, corporation, partnership, firm, group (as such term is used in Section 13(d)(3) of the Exchange Act), joint venture, association, trust, limited liability company, unincorporated organization, estate, trust or other entity.

               (h)  "SEC" means the Securities and Exchange Commission.

               (i) "Significant Subsidiary" shall have the meaning ascribed to such term in Section 1-02(v) of

Regulation S-X under the Securities Act and, shall include, with respect to Metromedia, SGC Mergerco.

               (j) "Subsidiary" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either directly or through or together with any other Subsidiary of such Person), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity.

               (k)  "Termination Date" shall mean September 30, 1996.

          Section 7.2 Notices.  All notices and other communications hereunder
                      -------
shall be in writing and shall be deemed given when delivered personally, upon a receipt of a transmittal confirmation if sent by facsimile or like transmission, and on the next Business Day when sent by Federal Express, Express Mail or similar overnight courier service to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

               (a)  If to the Company, to:

                    The Samuel Goldwyn Company
                    10203 Santa Monica Boulevard
                    Los Angeles, California 90067
                    Attention:  Meyer Gottlieb
                    Facsimile:  (310) 284-8493

                    with a copy to:

                    Rosenfold, Meyer & Susman, LLP
                    9601 Wilshire Boulevard
                    Beverly Hills, California 90210
                    Attention:  Mel Ziontz, Esq.
                    Facsimile:  (310) 271-6430

               (b)  If to Metromedia or SGC Mergerco, to:

                    Metromedia International Group, Inc.
                    c/o Metromedia Company
                    One Meadowlands Plaza
                    East Rutherford, New Jersey 07073
                    Attention:  Arnold L. Wadler, Esq.
                    Facsimile:  (201) 531-2803
                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, New York 10019-6064
                    Attention: James M. Dubin, Esq.
                    Facsimile: (212) 757-3990

          Section 7.3 Interpretation. When a reference is made in this Agreement
                      --------------
to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. Dollar amounts referred to in this Agreement shall not be deemed to establish any standard of materiality.

          Section 7.4 Waivers and Amendments. This Agreement may be amended,
                      ----------------------
superseded, canceled, renewed or extended, and the terms hereof may be waived, only by written instruments signed by the parties to this Agreement, or in the case of a waiver, by the party waiving compliance. Except where a specific period for action or inaction is provided herein, no delay on the part of a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Neither any waiver on the part of a party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

          Section 7.5 Expenses and other Payments.
                      ---------------------------

               (a) The parties to this Agreement shall, except as otherwise specifically provided herein, bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of their respective Agents.

               (b) The Company agrees that if this Agreement shall be terminated pursuant to:

               (i)  Section 6.1(e); or

               (ii) (A) Section 6.1(b) and such termination is the result of a material breach by the Company of any covenant, representation or warranty contained herein which is not cured and (B) within six months after the date of termination of this Agreement, a Business Combination (as hereinafter defined) shall have occurred or the Company shall have entered into a definitive agreement providing for a Business Combination;

          then the Company shall pay to Metromedia an amount equal to $3 million plus the reimbursement of all of Metromedia's fees and expenses, including all of its reasonable legal, accounting and investment banking fees and expenses.

          In addition, (i) if this Agreement is terminated by Metromedia pursuant to Section 6.1(b), the Company shall reimburse all of Metromedia's fees and expenses, including all of its reasonable legal, accounting and investment banking fees and expenses relating to the Merger or (ii) if this Agreement is terminated by the Company pursuant to Section 6.1(b), Metromedia shall reimburse all of the Company's fees and expenses, including all of its reasonable legal, accounting and investment banking fees and expenses relating to the Merger.

               (c) Any payment required to be made pursuant to Section 7.5(b) shall be made as promptly as practicable but not later than two Business Days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by Metromedia, except that any payment to be made as the result of an event described in Section 7.5(b)(ii) shall be made as promptly as practicable but not later than two Business Days after the earlier to occur of the Business Combination or the execution of the definitive agreement providing for a Business Combination.

               (d) For purpose of this Section 7.5, the term "Business Combination" shall mean (i) a merger, consolidation, share exchange, business combination or similar transaction involving the Company; (ii) a sale, lease, exchange, transfer or other disposition of 50% or more of the assets of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions; or (iii) the acquisition by any Person or "group" (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder) of "beneficial ownership" of 50% or more of Company Common Stock whether by tender offer or exchange offer or otherwise.

          Section 7.6    Assignment. Neither this Agreement nor any of the
                         ----------
rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 7.7    Entire Agreement; No Third Party Beneficiaries. This
                         ----------------------------------------------
Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) other than Section 7.6 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          Section 7.8    Representations and Warranties. None of the
                         ------------------------------
representations and warranties of the parties made in this Agreement or in any instrument delivered hereunder shall survive the Closing.

          Section 7.9    Governing Law. This Agreement shall be governed and
                         -------------
construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

          Section 7.10   Counterparts.  This Agreement may be executed in one
                         ------------
or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                        METROMEDIA INTERNATIONAL
                                          GROUP, INC.


                                        By:  /s/ JOHN D. PHILLIPS
                                           ---------------------------
                                           Name:  John D. Phillips
                                           Title: President


                                        SGC MERGER CORP.

                                        By:  /s/ JOHN D. PHILLIPS
                                           ---------------------------
                                           Name:  John D. Phillips
                                           Title: President

                                        THE SAMUEL GOLDWYN COMPANY

                                        By:  /s/ MEYER GOTTLIEB
                                           ---------------------------
                                           Name:  Meyer Gottlieb
                                           Title: President

                           GOLDWYN MERGER SCHEDULES
                           ------------------------

Schedule 3.1(a)          Organization Standing and Corporate Power: Subsidiaries
Schedule 3.1(c)          Capitalization
Schedule 3.1(d)          SEC Documents: Financial Statements
Schedule 3.1(g)(i)       Governmental Approvals: Required Consents - Government
Schedule 3.1(g)(ii)      Governmental Approvals: Required Consents - Non-Government
Schedule 3.1(h)(ii)      Non-Contravention
Schedule 3.1(i)          Litigation
Schedule 3.1(J)(ii)      Taxes and Related Tax Matters
Schedule 3.1(j)          Tax and Related Tax Matters
Schedule 3.1(k)          Certain Agreements
Schedule 3.1(l)          Employee Benefits
Schedule 3.1(m)          Contracts
Schedule 3.1(n)          Environmental
Schedule 3.1(q)(i)       Real Estate -- Own
Schedule 3.1(q)(ii)      Real Estate -- Lease
Schedule 3.1(r)          Intellectual Property
Schedule 3.2(a)          Significant Subsidiaries
Schedule 3.2(c)          Options, Warrants, etc
Schedule 3.2(g)(i)       Consents
Schedule 3.2(g)(ii)      Consents
Schedule 3.2(h)(ii)      Non-Contravention Agreements
Schedule 3.2(j)          Taxes and Tax Related Matters
Schedule 3.2(k)          Certain Agreement
Schedule 3.2(l)          Employee Benefits
Schedule 3.2(n)          Environmental Matters
Schedule 3.2(o)          Absence of Certain Changes or Events
Schedule 3.2(q)(i)       Real Estate - Owned Real Property
Schedule 3.2(q)(ii)      Real Estate - Real Estate Leases
Schedule 3.2(r)          Intellectual Property